As filed with the  Securities  and Exchange  Commission  on October 31, 1996.
                                                     Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             OPEN PLAN SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)

              Virginia                               54-1515256
    (State or Other Jurisdiction                  (I.R.S. Employer
 of Incorporation or Organization)             Identification Number)

           4299 Carolina Avenue, Building C, Richmond, Virginia 23222
               (Address of Principal Executive Offices) (Zip Code)
                               ------------------

                             OPEN PLAN SYSTEMS, INC.
                             1996 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)


             Stan A. Fischer                       With a copy to:
     4299 Carolina Avenue, Building C       Robert E. Spicer, Jr., Esquire
         Richmond, Virginia 23222         Williams, Mullen, Christian & Dobbins
              (804) 228-5600                1021 East Cary Street, 16th Floor
   (Name, Address and Telephone Number,        Richmond, Virginia  23219
Including Area Code, of Agent for Service)
                                   -----------

                         CALCULATION OF REGISTRATION FEE

=============================== ================= ========================= ====================== ===================
                                  Amount to be        Proposed Maximum        Proposed Maximum         Amount of
    Title of Securities to       Registered(1)       Offering Price per      Aggregate Offering     Registration Fee
        be Registered                                     Share(2)                  Price

=============================== ================= ========================= ====================== ===================

Common Stock, no par value          25,000                  $9.75                 $243,750                $100

=============================== ================= ========================= ====================== ===================

(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(2) Pursuant to Rule 457(h), the offering price is based on the average of the high ($10.00) and low ($9.50) prices as reported on the Nasdaq National Market System on October 29, 1996.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Prospectus filed on May 31, 1996 pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the "Securities Act");

         (2) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (3) the Registrant's Reports on Form 10-C, filed June 12, 1996 and June 17, 1996;

         (4) the Registrant's Current Reports on Form 8-K filed July 2, 1996 and October 16, 1996; and

         (5) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed May 20, 1996.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Williams, Mullen, Christian & Dobbins, counsel to the Registrant, has rendered its opinion that the shares of Common Stock that constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. Attorneys employed by the firm beneficially owned an aggregate of 7,000 shares of the Registrant's Common Stock as of October 22, 1996.


Item 6.  Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

         The Amended and Restated Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant. In addition, the Amended and Restated Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1 Amended and Restated Articles of Incorporation of Open Plan Systems, Inc., attached as Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, as amended, Registration No. 333-3188, incorporated herein by reference.

         4.2 Amended and Restated Bylaws of Open Plan Systems, Inc., attached as Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, as amended, Registration No. 333-3188, incorporated herein by reference.

         4.3 Form of Stock Certificate, attached as Exhibit 4 to the Registrant's Registration Statement on Form SB-2, as amended, Registration No. 333-3188, incorporated herein by reference.

         4.4 Open Plan Systems, Inc. 1996 Stock Option Plan for Non-Employee Directors.

         5.1      Opinion of Williams, Mullen, Christian & Dobbins.

         23.1     Consent of Williams, Mullen, Christian & Dobbins (included in
                  Exhibit 5.1).

         23.2     Consent of Ernst & Young LLP.

         23.3     Consent of Martin, Dolan & Holton, Ltd.

         24       Powers of Attorney.


Item 9.  Undertakings

         The undersigned Registrant hereby undertakes that it will

                  (1)      File,  during  any period in which it offers or sells
                           securities,   a  post-effective   amendment  to  this
                           Registration Statement to:

                           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events which, individually or together,
                                    represent  a  fundamental   change  in  the
                                    information  in  the  Registration
                                    Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) Include any additional or changed material information on the plan of distribution;

                  provided, however, that paragraph (1)(i) and (1)(ii) shall not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

                  (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Open Plan Systems, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 21st day of October, 1996.


                                          OPEN PLAN SYSTEMS, INC.



                                          By: /s/ Stan A. Fischer
                                              --------------------------------
                                              Stan A. Fischer
                                              President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                Signature                                   Title                                    Date



           /s/ Stan A. Fischer                     President and Director                      October 21, 1996
--------------------------------------          (Principal Executive Officer)
             Stan A. Fischer


           /s/ Gary M. Farrell                    Chief Financial Officer,                     October 21, 1996
---------------------------------------            Secretary and Director
             Gary M. Farrell                 (Principal Financial and Accounting
                                                          Officer)


                    *                                     Director
---------------------------------------
           Troy A. Peery, Jr.


                    *                                     Director
---------------------------------------
            Anthony F. Markel


                    *                                     Director
---------------------------------------
        Theodore L. Chandler, Jr.



                    *                                     Director
---------------------------------------
            Robert F. Mizell


                    *                                     Director
---------------------------------------
                C.T. Hill




         *Gary M. Farrell, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed as exhibits to this Registration Statement.



Date:  October 21, 1996                     /s/ Gary M. Farrell
                                            -----------------------------------
                                            Gary M. Farrell
                                            Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit No.                         Document

4.1 Amended and Restated Articles of Incorporation of Open Plan Systems, Inc., attached as Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, as amended, Registration No. 333-3188, incorporated herein by reference.

4.2 Amended and Restated Bylaws of Open Plan Systems, Inc., attached as Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, as amended, Registration No. 333-3188, incorporated herein by reference.

4.3 Form of Stock Certificate, attached as Exhibit 4 to the Registrant's Registration Statement on Form SB-2, as amended, Registration No. 333-3188, incorporated herein by reference.

4.4               Open Plan Systems, Inc. 1996 Stock Option Plan for
                  Non-Employee Directors.

5.1               Opinion of Williams, Mullen, Christian & Dobbins.

23.1              Consent of Williams, Mullen, Christian & Dobbins (included in
                  Exhibit 5.1).

23.2              Consent of Ernst & Young LLP.

23.3              Consent of Martin, Dolan & Holton, Ltd.

24                Powers of Attorney.